Exhibit 99.1

GRANT AGREEMENT

FOR RESTRICTED STOCK UNIT GRANT

TO NEIL FRIEDMAN

UNDER 2005 PLAN:

3-YEAR CLIFF VESTING

Grant Agreement for

Restricted Stock Units

under the Mattel, Inc. 2005 Equity Compensation Plan

This is a Grant Agreement between Mattel, Inc. (“Mattel”) and Neil B. Friedman (the “Holder”).

Recitals

Mattel has adopted the 2005 Equity Compensation Plan (the “Plan”) for the granting to selected employees of awards based upon shares of Common Stock of Mattel. In accordance with the terms of the Plan, the Compensation Committee of the Board of Directors (the “Committee”) has approved the execution of this Grant Agreement between Mattel and the Holder. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.

Restricted Stock Units

1. Grant. Mattel grants to the Holder the number of restricted stock units (the “Units”) based on shares of Common Stock set forth in the Notice of Grant of Restricted Stock Units (the “Notice”) attached hereto as the cover page of this Grant Agreement, subject to adjustment, forfeiture and the other terms and conditions set forth below and in any Addendum to this Grant Agreement (where applicable), as of the effective date of the grant (the “Grant Date”) specified in the Notice. The Company and the Holder acknowledge that the Units (a) are being granted hereunder in exchange for the Holder’s agreement to provide services to the Company after the Grant Date, for which the Holder will otherwise not be fully compensated, and which the Company deems to have a value at least equal to the aggregate par value of the Shares, if any, that the Holder may become entitled to receive under this Agreement, and (b) will be forfeited by the Holder if the Holder’s Severance occurs before they vest, and are subject to cancellation if the Holder engages in certain conduct detrimental to the Company, in each case as more fully set forth in this Grant Agreement and the Plan.

2. Reinvestment of Dividend Equivalents. The Units are granted with Dividend Equivalent rights, as set forth in this Section 2. As of the payment date for any cash dividend or distribution with respect to the Common Stock with a record date on or after the Grant Date and before all of the Units are settled or forfeited as set forth below, the number of Units covered by this Grant Agreement shall be automatically increased by a number of Units (including fractional Units) equal to (i) the aggregate value of the cash dividend or distribution that would have been paid or distributed to the Holder, had the Units covered by this Grant Agreement been actual shares of Common Stock outstanding on the applicable record date, divided by (ii) the Fair Market Value of a share of Common Stock on the date the actual cash dividend or distribution is made to Mattel stockholders; provided, that the Committee shall determine whether an increase shall be made with respect to a dividend or distribution made in connection with an event described in Section 18 of the Plan (whether or not an adjustment under Section 18 of the Plan is made to the Units in connection with that event), and the amount of any such increase; and the Committee shall determine whether an increase shall be made with respect to a dividend or distribution with respect to the Common Stock in the form of Common Stock or other property other than cash, and the amount of any such increase.

3. Vesting. The Units shall vest on the third anniversary of the Grant Date, unless the Holder’s Severance has occurred before such third anniversary, and subject to Section 5 below. In the event of a Change in Control prior to the Holder’s Severance, all unvested Units shall vest in full.

4. Consequences of Severance. If the Holder’s Severance occurs, for any reason, before the vesting of the Units, then the Units shall be forfeited as of the date of such Severance.

5. Termination, Rescission and Recapture. The Holder specifically acknowledges that the Units and any Common Stock or cash delivered in settlement thereof are subject to the provisions of Section 18 of the Plan, entitled “Termination, Rescission and Recapture,” which can cause the forfeiture of the Units and/or the recapture of any Common Stock and/or cash delivered in settlement thereof and/or the proceeds of the sale of any such Common Stock. Except as provided in the next sentence, as a condition of the vesting and settlement of Units, the Holder will be required to certify that he or she is in compliance with the terms and conditions of the Plan (including the Conditions set forth in Section 18 of the Plan) and, if a Severance has occurred, to state the name and address of his or her then-current employer or any entity for which the Holder performs business services and his or her title, and shall identify any organization or business in which the Holder owns a greater-than-five-percent equity interest. Section 18 of the Plan is inapplicable, and accordingly such certification shall not be required, after a Severance of the Holder that occurs within the 18-month period after a Change in Control.

6. Consequences of Vesting. As soon as practicable following vesting of the Units, the Company shall settle each Unit by delivering to the Holder one share of Common Stock or a cash payment equal to the Fair Market Value of a share of Common Stock as of such Settlement Date, as the Company may in its sole discretion determine (and the Company may settle some Units in Common Stock and some in cash), subject to Section 7 below. In the case of Units settled by delivery of Common Stock, the Company shall (a) issue or cause to be delivered to the Holder one or more unlegended stock certificates representing such shares, or (b) cause a book entry for such shares to be made in the name of the Holder.

7. Tax Withholding The Company shall withhold from the cash and/or Common Stock delivered in settlement of vesting Units shares of Common Stock having a Fair Market Value, on the date of vesting, and/or cash, equal to the amount necessary to satisfy the minimum required withholding, if any, of any income tax, social tax, or other taxes (but rounding up to the nearest whole number of shares).

8. Compliance with Law.

i.	No shares of Common Stock shall be issued and delivered pursuant to a vested Unit unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

ii.	If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.

9. Assignability. Except as may be effected by designation of a beneficiary or beneficiaries in such manner as may be determined by the Committee, or as may be effected by will or other testamentary disposition or by the laws of descent and distribution, any attempt to assign the Units before they vest and are settled shall be of no effect.

10. Certain Corporate Transactions. In the event of certain corporate transactions, the Units shall be subject to adjustment as provided in Section 16 of the Plan.

11. No Additional Rights.

i.	Neither the granting of the Units nor their vesting or settlement shall (a) affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law, (b) confer upon the Holder the right to continue performing services for the Company, or (c) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.

ii.	The Holder acknowledges that (a) this is a one-time grant, (b) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, and (c) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and the Company retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions and provisions of any such grants.

iii.	Without limiting the generality of subsections i. and ii. immediately above, if the Holder’s employment with the Company terminates, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit relating to the Units or under the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

12. Rights as a Stockholder. The Holder shall have no rights as a stockholder with respect to any shares represented by the Units unless and until shares of Common Stock are been issued in settlement thereof.

13. Data Privacy Waiver. By accepting the grant of the Units, the Holder hereby agrees and consents to:

i.	the collection, use, processing and transfer by Mattel and its Subsidiaries (collectively, the “Group”) of certain personal information about the Holder (the “Data”);

ii.	any members of the Group transferring Data amongst themselves for the purposes of implementing, administering and managing the Plan;

iii.	the use of such Data by any such person for such purposes; and

iv.	the transfer to and retention of such Data by third parties in connection with such purposes.

For the purposes of clause (i) above, “Data” means the Holder’s name, home address and telephone number, date of birth, other employee information, any tax or other identification number, details of all rights to acquire Common Stock granted to the Holder and of Common Stock issued or transferred to the Holder pursuant to the Plan.

14. Compliance with Plan. The Units and this Grant Agreement are subject to, and the Company and the Holder agree to be bound by, all of the terms and conditions of the Plan as it shall be amended from time to time, which are incorporated herein by reference. No amendment to the Plan shall adversely affect the Units or this Grant Agreement without the consent of the Holder. In the case of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern.

15. Governing Law. The interpretation, performance and enforcement of this Option shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws. The Holder may only exercise his or her rights in respect of the Plan to the extent that it would be lawful to do so, and the Company would not, in connection with this Option, be in breach of the laws of any jurisdiction to which the Holder may be subject. The Holder shall be solely responsible to seek advice as to the laws of any jurisdiction to which he or she may be subject, and a participation by a Holder in the Plan shall be on the basis of a warranty by the Holder that the Holder may lawfully so participate without the Company being in breach of the laws of any such jurisdiction.

16. Code Section 409A. It is the intention and belief of Mattel that the Units are not, and do not give rise to, “deferred compensation” subject to Code Section 409A, and that this Grant Agreement is not subject to Code Section 409A, and the Plan and the terms and conditions of this Grant Agreement shall be interpreted accordingly. If Mattel determines after the Grant Date that an amendment to this Grant Agreement to ensure the foregoing, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Holder.

17. Certain Provisions Applicable to Tax Residents of Hong Kong. If the Holder is a tax resident of Hong Kong, the following provisions apply, notwithstanding any other provision of this Grant Agreement:

i.	This grant of the Units is made to the Holder only, and these documents are for private circulation only. The contents of the Plan, the Notice, this Grant Agreement and any related materials have not been reviewed by any regulatory authority in Hong Kong. The Holder is advised to exercise caution in relation to the offer. If the Holder is in any doubt about any of the contents of this document, he or she should obtain independent professional advice.